UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 29, 2024

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director

On February 29, 2024, Mark Anderson, a Class III director of the Board of Directors (the “Board”) of Cloudflare, Inc. (the “Company”) and a previous member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee, notified the Company of his decision to resign from the Board, effective immediately. Mr. Anderson’s decision to resign from the Board was not based on any disagreement with the Company regarding its operations, policies, or practices. Mr. Anderson was appointed as the Company’s President of Revenue earlier this year. The Company appreciates Mr. Anderson’s service as a director.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: March 1, 2024	By:	/s/ Douglas Kramer
Douglas Kramer
Chief Legal Officer and Secretary